Exhibit 99.1

Climb Global Solutions Reports Fourth Quarter and Full Year 2022 Results

Q4 & FY 2022 Net Sales, Gross Profit, Net Income, Adjusted EBITDA and EPS Increase to Record Levels

FY 2022 Net Income Grew 36% to $12.5 Million or $2.81 per share; Adjusted EBITDA Up 36% to $21.1 Million

EATONTOWN, N.J., March 1, 2023 -- Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Summary vs. Same Year-Ago Quarter

●Net sales increased 18% to $88.9 million.
●Adjusted gross billings (a non-GAAP financial measure defined below) increased 22% to $319.8 million.
●Gross profit increased 28% to $16.1 million.
●Net income increased 38% to $4.8 million or $1.06 per diluted share, compared to $3.4 million or $0.78 per diluted share. Excluding the impact of foreign exchange (FX), net income increased 43% to $4.9 million or $1.08 per diluted share.
●Adjusted EBITDA (a non-GAAP financial measure defined below) increased 44% to $7.4 million.

Full Year 2022 Summary vs. 2021

●Net sales increased 8% to $304.3 million.
●Adjusted gross billings increased 14% to $1.1 billion.
●Gross profit increased 18% to $54.1 million.
●Net income increased 36% to $12.5 million or $2.81 per diluted share, compared to $9.2 million or $2.09 per diluted share. Excluding the impact of foreign exchange (FX), net income increased 43% to $13.2 million or $2.97 per diluted share.
●Adjusted EBITDA increased 36% to $21.1 million.

Management Commentary

“2022 was another exceptional year for Climb, highlighted by record results across all key financial metrics,” said CEO Dale Foster. “This was driven by the continued execution of our core strategy – generating organic growth with existing vendors, adding new innovative vendors to our line card and delivering on our acquisition objectives. We also built upon our strategy to expand Climb’s presence overseas and take advantage of the growing opportunity in EMEA.”

“Q4 2022 marked the first full quarter of Spinnakar’s integration into our financial and operating systems, which has been an excellent addition to our organization in both Europe and the U.S. Although Spinnakar contributed to our top and bottom line during the quarter, we also continued to generate strong double-digit organic growth. We are in the early stages of capitalizing on synergies from the acquisition and expect to deliver another record year of growth and profitability in 2023.”

Dividend

Subsequent to quarter end, on February 28, 2023, Climb’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on March 17, 2023, to shareholders of record on March 13, 2023.

Fourth Quarter 2022 Financial Results

Net sales in the fourth quarter of 2022 increased 18% to $88.9 million compared to $75.5 million for the same period in 2021. Excluding the impact of FX, net sales increased 20% to $89.1 million. This reflects approximately 13% organic growth from new and existing vendors, as well as a full quarter of contribution from the Company’s acquisition of Spinnakar in August 2022, which accounted for the remaining 7% year-over-year net sales growth. In addition, adjusted gross billings in the fourth quarter of 2022 increased 22% to $319.8 million compared to $262.1 million in the year-ago period.

Gross profit in the fourth quarter of 2022 increased 28% to $16.1 million compared to $12.6 million for the same period in 2021. The increase was primarily driven by organic growth from new vendors and the Company’s top 20 vendors in both North America and Europe, certain customers that did not fully utilize early pay discounts, as well as contribution from the Company’s acquisition of Spinnakar.

Total selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2022 were $10.0 million compared to $8.2 million in the year-ago period. SG&A as a percentage of net sales increased 40 basis points to 11.2% compared to 10.8% in the same period in 2021. SG&A as a percentage of adjusted gross billings remained flat at 3.1% for the fourth quarter of 2022 compared to the year-ago period.

Net income in the fourth quarter of 2022 increased 38% to $4.8 million or $1.06 per diluted share, compared to $3.4 million or $0.78 per diluted share for the same period in 2021. Excluding the impact of FX, net income increased 43% to $4.9 million or $1.08 per diluted share, compared to $3.4 million or $0.78 per diluted share in the year-ago period.

Adjusted EBITDA in the fourth quarter of 2022 increased 44% to $7.4 million compared to $5.1 million for the same period in 2021. The increase was driven by organic growth from both new and existing vendors, as well as contribution from Spinnakar.

Net income as a percentage of gross profit for the fourth quarter of 2022 increased 220 basis points to 29.6% compared to 27.4% in the year-ago period. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, increased significantly to 45.9% compared to 40.7% for the same period in 2021. All were negatively impacted by the $0.2 million increase in foreign currency transaction loss.

On December 31, 2022, cash and cash equivalents were $20.2 million compared to $29.3 million on December 31, 2021, while working capital decreased by $1.6 million during this period. The decrease in cash is primarily a result of cash paid for the acquisition of Spinnakar (net of cash acquired) of $8.5 million, as well as less customers utilizing early pay discounts compared to the prior period. The Company had $1.8 million of debt on December 31, 2022, with no borrowings outstanding under either its $20 million or £8 million credit facilities.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, March 2, 2023, at 8:30 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2022.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, March 2, 2023
Time: 8:30 a.m. Eastern time
Dial-in registration link: here
Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Cloud Know How. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting at www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general, and other factors including the continuing risks related to outbreak of COVID-19 and other health crises. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
drew@climbgs.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2022	2021

ASSETS
Current assets
Cash and cash equivalents	$20,245	$29,272
Accounts receivable, net of allowance for doubtful accounts of $842 and $881, respectively	154,596	122,502
Inventory, net	4,766	2,022
Vendor prepayments and advances	890	661
Prepaid expenses and other current assets	4,141	4,871
Total current assets	184,638	159,328

Equipment and leasehold improvements, net	3,515	1,932
Goodwill	18,963	17,188
Other intangibles, net	19,693	9,950
Right-of-use assets, net	1,235	1,628
Accounts receivable long-term	3,114	78
Other assets	350	459
Deferred income tax assets	348	189
Total assets	$231,856	$190,752

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$160,650	$134,271
Lease liability, current portion	521	475
Term loan, current portion	520	—
Total current liabilities	161,691	134,746

Lease liability, net of current portion	1,296	1,810
Deferred income tax liabilities	4,137	1,780
Term loan, net of current portion	1,292	—
Non-current liabilities	2,866	—
Total liabilities	171,282	138,336

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,478,432 and 4,424,672 shares outstanding, respectively	53	53
Additional paid-in capital	32,715	32,087
Treasury stock, at cost, 806,068 and 859,828 shares, respectively	(13,230)	(13,870)
Retained earnings	43,904	34,396
Accumulated other comprehensive loss	(2,868)	(250)
Total stockholders’ equity	60,574	52,416
Total liabilities and stockholders’ equity	$231,856	$190,752

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2022	2021	2022	2021

Net sales	$304,348	$282,582	$88,905	$75,508

Cost of sales	250,254	236,866	72,794	62,933

Gross profit	54,094	45,716	16,111	12,575

Selling, general and administrative expenses	34,144	32,136	9,120	7,823
Amortization & depreciation expense	2,054	1,529	697	353
Acquisition related costs	582	-	137	-
Total selling, general and administrative expenses	36,780	33,665	9,954	8,176

Income from operations	17,314	12,051	6,157	4,399

Interest, net	159	359	118	(3)
Foreign currency transaction loss	(941)	(46)	(142)	61
Income before provision for income taxes	16,532	12,364	6,133	4,457
Provision for income taxes	4,035	3,166	1,372	1,011

Net income	$12,497	$9,198	$4,761	$3,446

Income per common share - Basic	$2.81	$2.09	$1.06	$0.78
Income per common share - Diluted	$2.81	$2.09	$1.06	$0.78

Weighted average common shares outstanding - Basic	4,331	4,272	4,355	4,299
Weighted average common shares outstanding - Diluted	4,331	4,272	4,355	4,299

Dividends paid per common share	$0.68	$0.68	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Year ended		Three months ended
	December 31,		December 31,
	2022	2021	2022	2021
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$304,348	$282,582	$88,905	$75,508
Costs of sales related to sales where the Company is an agent	760,310	652,396	230,939	186,554
Adjusted gross billings (Non-GAAP)	$1,064,658	$934,978	$319,844	$262,062

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted EBITDA (2):

	Year ended		Three months ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income reconciled to adjusted EBITDA:

Net income	$12,497	$9,198	$4,761	$3,446
Provision for income taxes	4,035	3,166	1,372	1,011
Depreciation and amortization	2,054	1,529	697	353
Interest expense	71	68	16	17
EBITDA	18,657	13,961	6,846	4,827
Share-based compensation	1,897	1,546	406	292
Acquisition related costs	582	-	137	-
Adjusted EBITDA	$21,136	$15,507	$7,389	$5,119

	Year ended		Three months ended
	December 31,		December 31,
	2022	2021	2022	2021
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(109)	$(55)	$(66)	$(6)
Interest income	(121)	(372)	(68)	(8)
Interest expense	71	68	16	17
Interest, net	$(159)	$(359)	$(118)	$3

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, acquisition related costs and interest. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.